UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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AXOGEN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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13631 Progress Blvd.

Suite 400

Alachua, FL 32615

Dear Shareholder:

You are cordially invited to attend our 2018 Annual Meeting of Shareholders (the “Meeting”) of AxoGen, Inc. (the “Company” or “AxoGen”) which will be held at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room beginning at 4:00 p.m. Eastern Time on Monday, May 14, 2018.

This booklet contains your official notice of the Meeting and a Proxy Statement that includes information about the matters to be acted upon at the Meeting. In addition to voting on the matters described in this Proxy Statement, we will use the Meeting as an opportunity to review our operations.

I sincerely hope that you will be able to attend the Meeting. Whether or not you plan to attend, your vote is important, and we urge you to complete and return the enclosed proxy in the accompanying envelope.

Sincerely,

Karen Zaderej
Chief Executive Officer, President and Director

March [x], 2018

2018 ANNUAL MEETING OF SHAREHOLDERS

13631 Progress Blvd.

Suite 400

Alachua, FL 32615

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend our 2018 Annual Meeting of Shareholders (the “Meeting”) of AxoGen, Inc. (the “Company”, “AxoGen”, “we” or “our”) which will be held on Monday, May 14, 2018 at 4:00 p.m. Eastern Time, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room for the following purposes:

1.	To elect seven members to our board of directors (the “Board of Directors”) to hold office for the ensuing year and until their successors are elected and qualified;
2.

To approve the amendment and restatement of the Amended and Restated Articles of Incorporation of the Company in the form of Appendix A hereto to increase the authorized shares of common stock of the Company from 50,000,000 to 100,000,000 shares and change the address of the Company’s Registered Office;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018; and
4.	To consider and act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

Only holders of record of our common stock at the close of business on March 20, 2018 will be entitled to receive notice of and to vote at the Meeting. Our shareholders are not entitled to any appraisal or dissenters’ rights with respect to the matters to be acted upon at the Meeting.

You may vote your shares by telephone (1–800–690–6903) or internet (www.proxyvote.com) no later than 11:59 p.m. Eastern Time on Friday, May 11, 2018 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you cannot attend the Meeting in person, you may attend the Meeting, submit questions and vote online until voting is closed at www.virtualshareholdermeeting.com/axogen18. If you are attending the Meeting in person and your shares are registered in your name, you may also vote at the meeting until voting is closed.

Your vote is important. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy in the accompanying envelope, vote online, or vote by telephone.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer, President and Director

March [x], 2018

PROXY STATEMENT

i

ii

AxoGen, Inc.

13631 Progress Blvd.

Suite 400

Alachua, FL 32615

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2018

The board of directors (the “Board of Directors”) of AxoGen, Inc. (the “Company”, “AxoGen”, “we” or “our”) is soliciting proxies for use at our 2018 Annual Meeting of Shareholders (the “Meeting”) to be held on Monday, May 14, 2018 at 4:00 p.m. Eastern time at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about March [x], 2018.

Our Board of Directors has set Tuesday, March 20, 2018 as the record date for the Meeting. Each shareholder of record at the close of business on Tuesday, March 20, 2018 will be entitled to vote at the Meeting. As of the record date, [x] shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting. Holders of our common stock are entitled to one vote per share. Therefore, a total of [x] votes are entitled to be cast at the Meeting. There is no cumulative voting in the election of directors.

Shareholders who sign and return a proxy may revoke it at any time before it is voted at the Meeting by giving written notice to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, Re: AxoGen, Inc., by submitting a duly executed proxy with a later date or by attending the Meeting in person or by internet and withdrawing your proxy. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Expenses in connection with this solicitation of proxies will be paid by us. Proxies are being solicited primarily by mail. In addition, our officers and directors, who will receive no extra compensation for their services, may solicit proxies by telephone or personally. We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.

Proxies that are completed, signed and returned to us prior to the Meeting will be voted as specified. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the amendment and restatement of the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2018.

If a shareholder affirmatively abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at our Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

Pursuant to New York Stock Exchange (NYSE) Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in "street name" is prohibited. If you do not give instructions to your bank or broker within ten days of the Meeting, it may vote on matters that the NYSE determines to be "routine," but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the amendment and restatement of our Articles of Incorporation to increase the number of authorized shares of common stock and change our registered office and ratification of the independent registered public accounting firm are routine matters, while the election of our directors is a non-routine matter. When a bank or broker has not received instructions from the beneficial owners, or persons entitled to vote, and the bank or broker cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, if you hold shares in a brokerage account and wish to vote those shares on these proposals, we strongly encourage you to submit your voting instructions and exercise your right to vote as a shareholder.

Directors are elected by a plurality vote of the votes cast by the shareholders entitled to vote at the Meeting. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected. If you affirmatively abstain from voting, it will have no impact on the outcome of the vote for the proposal. Similarly, broker non-votes will have no impact on the outcome of the vote for the proposal.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the amendment and restatement of the Articles of Incorporation. If you affirmatively abstain from voting, it will have the same effect as a vote “AGAINST” this proposal. Because this proposal is a “routine” matter, broker non-votes will not occur with respect to this proposal.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018. If you affirmatively abstain” from voting, it will have the same effect as a vote “AGAINST” this proposal. Because this proposal is a routine matter, broker non-votes will not occur with respect to this proposal.

Our shareholders are not entitled to any appraisal or dissenters’ rights with respect to the matters to be acted upon at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 14, 2018:

This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card are available on our website at http://www.axogeninc.com/proxy-statement.html, and our Annual Report on Form 10–K is available on our website at http://www.axogeninc.com/financial-information.html.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Meeting, shareholders will vote on the election of seven director nominees: Karen Zaderej, Gregory Freitag, Jamie Grooms, Dr. Mark Gold, Guido Neels, Robert Rudelius and Amy Wendell for a one-year term. Our Board of Directors has nominated each of these individuals to serve a one-year term commencing at the Meeting and until each director’s successor is duly elected and qualified. All nominees are currently members of our Board of Directors and were elected by our shareholders at our 2017 Annual Meeting of Shareholders. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Biographical information for each director nominee is included below. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each of these director nominees should serve as a member of our Board of Directors.

Karen Zaderej, President, Chief Executive Officer and Director (Age 56)

Ms. Zaderej has served as AxoGen’s President, Chief Executive Officer (“CEO”) and a member of our Board of Directors since September 2011. She has served as the CEO of AxoGen Corporation, a wholly owned subsidiary of the Company (“AC”), and a member of AC’s board of directors since May 2010. Ms. Zaderej joined AC in May 2006 and served as Vice President of Marketing and Sales from May 2006 to October 2007 and as Chief Operating Officer (“COO”) from October 2007 to May 2010. From October 2004 to May 2006, Ms. Zaderej worked for Zaderej Medical Consulting, a consulting firm she founded, which assisted medical device companies in building and executing successful commercialization plans. From 1987 to 2004, Ms. Zaderej worked at Ethicon, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, research & development, and manufacturing. Ms. Zaderej is a Director of SEBio, a non-profit supporting the life science industry in the southeastern United States. Ms. Zaderej has an MBA from the Kellogg Graduate School of Business and a BS in Chemical Engineering from Purdue University. Ms. Zaderej’s qualifications to serve on our Board of Directors include her leadership and depth of knowledge of AxoGen, her extensive experience in the medical device industry, and her financial and management expertise.

Gregory Freitag, JD, CPA, General Counsel, SVP Business Development and Director (Age 56)

Mr. Freitag, JD, CPA, has been AxoGen’s General Counsel and a member of our Board of Directors since September 2011, has been AxoGen’s Senior Vice President Business Development since May 2014, and was AxoGen’s Chief Financial Officer (“CFO”) from September 2011 to May 2014 and August 2015 to March 2016. From June 2010 through September 2011, Mr. Freitag was the CEO, CFO and a board member of LecTec Corporation, an intellectual property licensing and holding company that merged with AxoGen in September 2011. From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a healthcare and life science consulting and advisory firm he founded that provides strategic guidance and business development advisory services. Prior to founding FreiMc, LLC, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009. From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the CEO of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005. Mr. Freitag was the COO, CFO and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000. Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of HealthEast Care System, a health care system in Minnesota, and PDS Biotechnology Corporation, a private, clinical stage Biopharmaceutical Company developing immunotherapies for cancer and other disease areas such as infectious disease. Mr. Freitag holds a JD from the University of Chicago and a BA Economics & Business and Law & Society from Macalester College, Minnesota. Mr. Freitag’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level executive, his particular knowledge of public companies, including reporting, compliance and financial markets related thereto, his finance management and legal expertise and over 20 years of experience in the life sciences sector.

Jamie M. Grooms, Chairman and Director (Age 58)

Mr. Grooms has served as Chairman of our Board of Directors since September 30, 2011 and AC’s board of directors since 2002. Mr. Grooms is a co-founder of AC and from 2002 to May 2010 served as AC’s CEO. Since leaving AC in May 2010, Mr. Grooms has provided consulting services to start-up companies and serves on the board of directors of several companies. From 1998 to 2002, Mr. Grooms served as the founding CEO and Chairman of the Board of Regeneration Technologies, Inc. a publicly-traded company involved in processing human tissue for allogenic grafts used in orthopedic, oral maxillofacial, urinary and cardiovascular surgeries. Mr. Grooms has extensive experience in all areas of operations of the allograft business and has worked at the Virginia Tissue Bank (now LifeNet Health), Osteotech, Inc., and CryoLife, Inc. in various positions of leadership. In addition, Mr. Grooms has served as Director of the University of Florida Tissue Bank from 1992 to 1995. Mr. Grooms holds a Bachelor’s degree in biology from Old Dominion University. Mr. Grooms’ qualifications to serve on our Board of Directors include his extensive experience and leadership in the allograft business, his depth of knowledge of AxoGen and AC and his expertise in management and technology.

Mark Gold, M.D., Director (Age 69)

Dr. Gold has served as a member of our Board of Directors since September 30, 2011 and AC’s board of directors since July 2007. From 1990 until his retirement in June 2014, Dr. Gold was a Professor at the University of Florida College of Medicine’s McKnight Brain Institute and was recognized as a Distinguished Professor and Eminent Scholar and was Chairman of the Department of Psychiatry. He has also been recognized as the 17th University of Florida Distinguished Alumni Professor. Dr. Gold taught neuroanatomy and medical neuroscience for four decades and has been a pioneer in translational neuroscience research. He has been a consultant and senior advisor to banks and private equity and venture capital firms on medical devices, pharmaceuticals and health care services throughout his career. Dr. Gold was also a Founding Director of the Somerset Valley Bank and Somerset Valley Financial (Nasdaq: SVBF) from 1991 to 1999 which was sold to Fulton Financial Corporation. Dr. Gold is a Director of The Magstim Company Ltd., a United Kingdom based global leader in brain stimulation, nerve modulation, and intraoperative nerve monitoring and Viewray, a public commercial stage MR-Guided Radiotherapy company specializing in Cancer treatment. Dr. Gold is also Chairman of the Scientific Advisory Board of RiverMendHealth. Dr. Gold’s qualifications to serve on our Board of Directors include his expertise in medical neuroscience and technology, in-depth knowledge of the pharmaceutical industry, and extensive experience in business and management.

Guido J. Neels, Director (Age 69)

Mr. Neels has served as a member of our Board of Directors since August 2015. He has been an operating partner of EW Healthcare Partners L.P., formerly named Essex Woodlands Fund IX, L.P. (“EW”) since February 2013. Mr. Neels joined EW as a Partner in August 2006, was promoted to Managing Director in 2008 and served in that position until being appointed to Operating Partner. From May 2004 until retiring in November 2005, Mr. Neels served as COO of Guidant Corporation (“Guidant”), a world leader in the development of cardiovascular medical products, where he was responsible for the global operations of Guidant’s four operating units – Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions. From December 2002 to May 2004, Mr. Neels was Group Chairman, Office of the President at Guidant, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. From January 2000 to December 2002, Mr. Neels was President of Guidant for Europe, Middle East, Africa and Canada. Mr. Neels previously served as Vice President of Global Marketing for Vascular Intervention and as Managing Director for German and Central European operations. From 1982 to 1994, until Guidant was spun off as an independent public company from Eli Lilly and Co., Mr. Neels held general management, sales and marketing positions at Eli Lilly in the United States and Europe. From 1972 to 1980, he held positions in information technology, finance and manufacturing at Raychem Corporation in Belgium and the United States. Mr. Neels currently serves on the board of directors of certain portfolio companies of EW, including Entellus Medical, Endologix and Bioventus. In addition, Mr. Neels also serves on the board of directors for Arsenal Medical, 480 Medical (which was spun out of Arsenal Medical), EndGenitor Technologies, and Christel House International (a not-for-profit organization). Mr. Neels’ qualifications to serve on our Board of Directors include his extensive leadership experience in the medical device and biotechnology industries and his expertise in the commercialization of medical devices, corporate governance and the financial markets.

Robert J. Rudelius, Director (Age 62)

Mr. Rudelius has served as a member of our Board of Directors since September 2010. Since 2001, Mr. Rudelius has been the Managing Director and CEO of Noble Ventures, LLC, a company he founded that provides advisory and consulting services to early-stage companies in the information technology, medical technology and loyalty marketing fields. From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and CEO of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks and cable television operators throughout North America. From April 1998 to April 1999, Mr. Rudelius was the President and COO of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and repositioned the software company as a professional services company, which resulted in the successful sale of the company to British Telecom. From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications industry group. From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s Information, Technology and Systems practice, during which time he headed the practice in Japan and the United Kingdom. Mr. Rudelius began his career at Arthur Andersen & Co. where he was a leader of the firm’s financial accounting systems consulting practice. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, particularly in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

Amy Wendell, Director (Age 57)

Ms. Wendell has served as a member of our Board of Directors since September 2016. She has been a senior advisor for the healthcare investment banking practice of Perella Weinberg Partners (“PWP”) since January 2016. Her scope of responsibilities involves providing guidance and advice with respect to mergers and acquisitions and divestitures for clients, and assisting PWP in connection with firm-level transactions. Since 2015, Ms. Wendell has also been a senior advisor for McKinsey and Company’s (“McKinsey”) strategy and corporate finance practice and also serves as a member of McKinsey’s transactions advisory board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (“Covidien”) (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including in engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, Ms. Wendell served as Covidien’s Senior Vice President of Strategy and Business Development, where she managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution, and led Covidien’s strategy and portfolio management initiatives. Ms. Wendell is a member of the board of directors of Hologic, Inc. (Nasdaq: HOLX), a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products with a strong position in women’s health. She is also a director of Por Cristo, a non-profit charitable medical service organization involved in health care work for at-risk women and children in Latin America. Ms. Wendell holds a Bachelor of Science degree in mechanical engineering from Lawrence Institute of Technology (n/k/a Lawrence Technological University) and a Master of Science degree in biomedical engineering from the University of Illinois. Ms. Wendell’s qualifications to serve on our Board of Directors include her broad healthcare management and governance experience, her knowledge of healthcare policy and regulation, patient care delivery and financing, and her knowledge of clinical research and medical technology assessment.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the election of each of the seven director nominees. In accordance with Minnesota law, the nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the meeting. This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March [x], 2018, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table,” and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”). Except as otherwise noted, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge. Shares of common stock underlying options held by a person that are currently exercisable, or exercisable within 60 days of March [x], 2018, are considered outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on [x] shares of common stock outstanding on March [x], 2018.

	Number of Shares	Number of Shares
	Beneficially Owned	Underlying Options
	(including shares	Currently Exercisable or
	reflected in the	Exercisable within 60 days	Percent of Shares
Name of Beneficial Owner	third column)(1)	of March [x], 2018(1)	Outstanding (%)
Entities associated with EW Healthcare Partners L.P. (2)	3,711,111	—	[x]
Opaleye Management, Inc.	1,970,000		[x]
Karen Zaderej	789,078	546,931	[x]
Jamie M. Grooms	201,932	195,733	[x]
Mark Gold, M.D. (3)	371,498	11,250	[x]
Guido J. Neels (2)	56,250	56,250	*
Amy Wendell	48,958	35,625	*
Robert J. Rudelius	125,666	86,250	*
Gregory Freitag	459,262	326,500	[x]
Peter Mariani	133,333	130,000	*
All directors and executive officers as a group (15 persons) (2)(3)(4)	2,868,251	1,932,656	[x]

*     Less than 1%.

(1)	Does not include shares of common stock underlying Restricted Stock Units or Performance Stock Units subject to vesting 60 days beyond March [x], 2018.
(2)

This information is based solely on a review of a Form 4 filed with the SEC on November 21, 2017 by EW, by Essex Woodlands Fund IX-GP, L.P. ("Fund IX-GP"), its General Partner, by Essex Woodlands IX, LLC (“Fund IX, LLC”), its General Partner, by Martin P. Sutter, Managing Director. The shares are held by EW. Fund IX-GP is the general partner of EW. Fund IX, LLC is the general partner of the Fund IX-GP. Fund IX, LLC holds sole voting and dispositive power over the shares held by EW. The managers of the Fund IX, LLC are Martin P. Sutter, R. Scott Barry, Ronald Eastman, Guido J. Neels (also a member of the Company’s Board of Directors), Petri Vainio and Steve Wiggins (collectively, the "Managers"), and may exercise voting and investment control over the shares only by the majority action of the Managers. Each individual Manager, the Fund-IX-GP and Fund IX, LLC disclaim beneficial ownership over the shares except to the extent of his or its respective pecuniary interest therein. The address for these entities is 21 Waterway Avenue, Suite 225, The Woodlands, TX 77380.

(3)

The shares of common stock for Dr. Gold include 197,761 shares held jointly by Dr. Gold and his wife, indirect ownership of 20,000 shares held by Dr. Gold’s spouse and indirect ownership of 122,487 shares held by MJSK, Ltd., a decedent investment trust held by Dr. Gold’s family.

(4)

Includes 650, 67,952, 5,018, 9,659, 9,821, 2,000 and 39,167 shares of common stock held by Jon Gingrich, Chief Commercial Officer, Mark Friedman, Vice President of Regulatory and Quality, Erick DeVinney, Vice President of Clinical and Translational Sciences, Michael Donovan, Vice President, Operations, David Hansen, Vice President of Finance and Treasurer, Kevin Leach, Vice President of Marketing and Shawn McCarrey, Senior Vice President of Sales, respectively. Also, includes a number of shares of common stock underlying options equal to 0, 13,563, 91,554,

67,750, 90,750, 91,250 and 196,400, for Messrs. Gingrich, Friedman, DeVinney, Donovan, Hansen, Leach and McCarrey, respectively, exercisable within 60 days of March [x], 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us, and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during 2017 have been satisfied, except that (a) one report on Form 4 was inadvertently filed late on May 26, 2017 by Dr. Mark Gold, a director of the Company, reporting the exercise of a vested stock option on May 22, 2017; (b) one report on Form 4 was inadvertently filed late on June 5, 2017 by each of Dr. Mark Gold, Amy Wendell, Robert J. Rudelius and Jamie M. Grooms, directors of the Company, reporting the directors annual stock option grant on June 1, 2017; and (c) one report on Form 4 was inadvertently filed late on June 5, 2017 by Guido J. Neels, a director of the Company, reporting his director annual stock option grant on June 1, 2017.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of seven directors: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, Guido J. Neels, Robert J. Rudelius and Amy Wendell.

In determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 5605(a)(2) of the Nasdaq Stock Market’s (“Nasdaq”) Marketplace Rules. Under this definition of independence, Messrs. Grooms, Rudelius and Neels, Ms. Wendell and Dr. Gold are independent. Mr. Freitag and Ms. Zaderej are not independent because they serve as executive officers of the Company. Each member of our Audit Committee, Compensation Committee and Governance and Nominating Committee also meets the heightened independence standards under the applicable Nasdaq independence rules.

Attendance at Meetings

Our Board of Directors held seven meetings during 2017 and, except for Jamie M. Grooms and Dr. Mark Gold who each missed one meeting, all directors attended all of such meetings. During the year, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board of Directors held during the period in which such person served as a director and the total number of meetings held by the committee on which such person served during the period. All of our then current directors were in attendance in person at our 2017 Annual Meeting of Shareholders. Members of our Board of Directors are encouraged, but not required, to attend each annual meeting of shareholders.

Board Leadership Structure

Our Board of Directors is responsible for overseeing the business, property and affairs of AxoGen. Members of our Board of Directors are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of: (i) Karen Zaderej, who also serves as our CEO and President, (ii) Gregory G. Freitag, who serves as our General Counsel and Senior Vice President of Business Development, (iii) Jamie M. Grooms, who serves as Chairman of our Board of Directors, and (iv) four other directors. Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of our Board of Directors and CEO because our Board of Directors believes that the determination of whether to separate the roles depends largely upon the identity of the CEO and the members of our Board of Directors from time to time, that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing our Board of Directors to retain the flexibility to determine the optimal organizational structure for AxoGen at a given time. Currently, these roles are separate, although in years past they have been combined and could again be combined in the future.

At this time, we believe that we are currently best served by having different individuals serve as our CEO and Chairman of our Board of Directors. Our Board of Directors believes that, through this leadership structure, both Karen Zaderej and Jamie M. Grooms (our former CEO and current Chairman of our Board of Directors) are able to draw on their in-depth knowledge of the daily operations of AxoGen and its business and employment relationships to provide our Board of Directors with leadership in setting its agenda and properly focusing its discussions.

Risk Oversight by our Board of Directors

Our Board of Directors takes an active role in risk oversight related to AxoGen and primarily administers its role during Board of Directors and committee meetings. During regular meetings of our Board of Directors, members of our Board of Directors discuss the operating results for each fiscal quarter. These meetings allow the members of our Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our goals. During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with our independent auditors and our CFO. Our Audit Committee also meets with, and provides guidance to, our independent auditors outside the presence of management and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters. In addition, our Audit Committee reviews our legal and regulatory risks and our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters. These discussions and processes allow the members of our Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

In furtherance of its risk oversight responsibilities, our Board of Directors has evaluated our overall compensation policies and practices for our employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by us and our management has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board Committees

The standing committees of AxoGen’s Board of Directors include an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Messrs. Rudelius (Chairman) and Grooms and Dr. Gold are the members of the Audit Committee. Messrs. Neels (Chairman) and Rudelius, Ms. Wendell and Dr. Gold are members of the Compensation Committee. Dr. Gold (Chairman) and Messrs. Grooms and Neels and Ms. Wendell are members of the Governance and Nominating Committee. The Charters of each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee can be found on our website under “Investors — Corporate Governance.”  The information contained on our website, or on other websites linked to our website, is not part of this document. Reference herein to our website is an inactive text reference only.

Audit Committee

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policies. For audit services, the Audit Committee is responsible for the engagement and compensation of the registered independent accounting firms, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. In the opinion of the Board of Directors, each of the members of the Audit Committee has both business experience and an understanding of accounting principles generally accepted in the United States (“GAAP”) and financial statements enabling them to effectively discharge their responsibilities as members of the Audit Committee. Moreover, the Board of Directors has determined that each of Messrs. Rudelius and Grooms and Dr. Gold is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Each of Messrs. Rudelius and Grooms and Dr. Gold is an independent director. Our Audit Committee held five meetings during 2017.

A current copy of the Company’s Audit Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Compensation Committee

Our Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees, and is responsible for establishing executive compensation and administering the AxoGen, Inc. 2010 Incentive Stock Plan (the “2010 Plan”) and the AxoGen, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”). Our Compensation Committee held seven meetings during 2017.

Under its charter, our Compensation Committee’s duties and responsibilities include, without limitation: (i) periodically review our compensation philosophy and the design of our compensation programs; (ii) establish and oversee our compensation plans; (iii) recommend to our Board of Directors a compensation and benefit package for directors; (iv) at least annually, establish and review our CEO’s management objectives, conduct the CEO’s performance evaluation and communicate the outcomes to our Board of Directors; (v) review and approve payouts to participants as proposed by our CEO under our compensation plans; (vi) review and approve, for our CEO and our other executive officers and senior managers, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any of our current or former executive officers; (vii) in consultation with senior management, oversee regulatory compliance with respect to compensation matters; and (viii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Our executive officers do not play a formal role in determining or recommending the amount or form of director compensation.

The Compensation Committee may delegate its powers under the 2010 Plan to one or more directors (including a director who is also one of our officers) and may authorize one or more officers to grant awards under the 2010 Plan, except that the Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code (the “Code”). AxoGen’s Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Code. The Compensation Committee’s ability to delegate its powers is also limited by the rules of the Nasdaq Stock Market on which AxoGen’s shares of common stock are listed.

In May of 2016, our Compensation Committee engaged Radford, a subsidiary of Aon Hewitt Limited (“Radford”), a compensation consultant, for the purpose of advising upon executive and director compensation for 2017 and 2018. The Compensation Committee has reviewed the independence of Radford’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee concluded that Radford did not have any conflicts of interest, and provided the Compensation Committee with objective and independent executive compensation advisory services.

Radford was engaged to provide the Compensation Committee with an analysis of AxoGen’s executive officers, officers and director compensation, focusing on all compensation components including base salary, bonus, equity, director retainers and fees and committee fees. Radford conducted a thorough proxy review of AxoGen’s most relevant comparative companies, and analyzed base salary, bonus, equity, retainers, and all other compensation components in relation to AxoGen’s peer group. In addition, as part of Radford’s compensation analysis, they reviewed the equity holdings of executive officers, officers and directors in relation to AxoGen’s peer group.

As a result of Radford’s analysis, the Compensation Committee suggested compensation of AxoGen executive officers, officers and directors, which suggestions were adopted by the Compensation Committee and took effect for the fiscal years 2017 and 2018.

The Company’s Chief Executive Officer is involved in the design and implementation of our executive compensation and is typically present at Compensation Committee meetings, except that the Chief Executive Officer is not present during any voting or deliberations on her equity compensation. In 2017, the Chief Executive Officer reviewed the analysis and recommendations of Radford with the Compensation Committee and made recommendations regarding proposed salary, equity awards and bonus for our officers (other than herself). The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations and approves all compensation and equity awards.

A current copy of the Company’s Compensation Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for providing oversight in relation to the corporate governance of AxoGen and also identifies director nominees for election to fill vacancies on our Board of Directors. Nominees are approved by the AxoGen Board of Directors on recommendation of the Governance and Nominating Committee. In evaluating nominees, the Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that the Governance and Nominating Committee may consider important to AxoGen’s business at the time. When a vacancy occurs on the AxoGen Board of Directors, the Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to the directors or AxoGen’s management. The best candidate from all evaluated will be recommended to the AxoGen Board of Directors to consider for nomination.

No material changes have been made to the procedures by which shareholders may recommend nominees to AxoGen’s Board of Directors. Our Governance and Nominating Committee held three meetings during 2017.

A current copy of the Company’s Governance and Nominating Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Director Nominations

Director nominees are approved by our Board of Directors on recommendation of our Governance and Nominating Committee. In evaluating nominees, our Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that our Governance and Nominating Committee may consider important to our business at the time. In accordance with our Governance and Nominating Committee charter and policies included therein, characteristics expected of all directors should include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board of Directors. In evaluating the suitability of individual directors, our Board of Directors takes into account many factors, including: (i) general understanding of marketing, finance, and other disciplines relevant to the success of a small publicly traded medical device company in today’s business environment; (ii) understanding of the Company’s business and technology; (iii) educational and professional background; (iv) personal accomplishment; and (v) geographic, gender, age, and ethnic diversity. Our Board of Directors evaluates each individual in the context of our Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In addition, in accordance with our Governance and Nominating Committee charter and policies included therein, when a vacancy occurs on our Board of Directors, our Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to our directors or our management. The best candidate(s) from all evaluated will be recommended to our Board of Directors to consider for nomination.

Shareholders wishing to recommend a director nominee to our Governance and Nominating Committee may do so by sending to our Governance and Nominating Committee, on or before January 1 of each year, the following information: (i) name of the candidate and a brief biographical sketch and resume; (ii) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (iii) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. No candidates for director nominations were submitted to our Governance and Nominating Committee by any shareholder in connection with our 2018 Annual Meeting of Shareholders. Such recommendation should be addressed to Governance and Nominating Committee, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

Shareholder Communications with our Board of Directors

Shareholders may send written communications to the attention of our Board of Directors. Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to: Board of Directors, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615. Our General Counsel has been instructed by our Board of Directors to promptly forward all communications so received to our full Board of Directors or the individual members of our Board of Directors specifically addressed in the communication.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Stock Ownership Guidelines

On December 29, 2016, our Board of Directors adopted the Non-Employee Director Equity Ownership Guidelines (the “Guidelines”) under which each non-employee director is required to own, within five years of joining the Board of Directors, a specified dollar value of AxoGen’s common stock, or common stock underlying vested stock options held by the non-employee director to the extent such options are "in-the-money". Value is to equal at least three times the director’s annual retainer, excluding any committee retainers or other fees the director may receive. As of January 1, 2018, the annual determination date under the Guidelines, all of AxoGen’s non-employee directors were in compliance with the Guidelines.

A current copy of the Company’s Non-Employee Director Equity Ownership Guidelines is posted on our website at http://ir.axogeninc.com/governance-docs.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Conduct and Ethics is posted on our website at http://ir.axogeninc.com/governance-docs. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

DIRECTOR COMPENSATION

Our Compensation Committee reviews and makes recommendations to our Board of Directors regarding compensation to be paid to our non–employee directors. For the fiscal year 2017 each non-employee director received a quarterly cash retainer payment of $7,500, with the Chairman of the Board of Directors receiving a quarterly cash retainer payment of $11,250, for services to AxoGen starting in the first quarter after election, which cash payment was paid in advance each quarter. No additional compensation was provided for attending meetings or actions taken pursuant to written minutes of action of our Board of Directors. Non-employee directors who were members of the Audit, Compensation and Governance and Nominating Committees received a quarterly cash retainer payment of $1,875, $1,500 and $1,125, respectively, with the Chairman of each such committee receiving a quarterly cash retainer payment of $3,750, $3,000 and $2,250 respectively. No additional compensation was provided for attending meetings or actions taken pursuant to written minutes of action. In addition, newly elected directors received a non-qualified stock option grant to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the fair market value of our shares of common stock on the date of grant, which option would vest in equal installments quarterly over two years. Beginning June 1, 2017, during each approximate 12‑month period, all non-employee directors were to receive an annual non-qualified stock option grant to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the fair market value of our shares of common stock on the date of grant, which options vested in equal installments every three months for the first nine months, with the final installment vesting on the date of the then current annual meeting. Such stock options were for a term of ten years.

Upon recommendation of the Compensation Committee, our Board of Directors established for 2018 that each non-employee director receive a quarterly cash retainer payment of $9,063, with the Chairman of the Board of Directors receiving an additional quarterly cash retainer payment of $3,750 for services to AxoGen starting in the earlier of the first quarter of 2018 or after election, which cash payment is paid in advance each quarter. The quarterly committee member retainers shall be $2,500 for the Audit Committee, $1,875 for the Compensation Committee and $1,250 for the Governance and Nominating Committee. The Chairman of the Audit Committee shall receive an additional quarterly retainer of $5,000, the Chairman of the Compensation Committee an additional quarterly retainer of $2,500, and the Chairman of the Governance and Nominating Committee an additional quarterly retainer of $2,500. In addition, newly elected directors will receive a non-qualified stock option grant to purchase shares of the Company’s common stock with an equity value of $275,000 based upon, and at an exercise price, equal to the fair market value of our shares of common stock on the date of grant, which option shall vest in equal installments quarterly over two years. Each calendar year the day after election or re-lection, all non-employee directors will receive an annual non-qualified stock option grant to purchase shares of common stock with an equity value of $120,000 based upon, and at an exercise price, equal to the fair market value of our shares of common stock on the date of grant, which options vested in equal installments quarterly over one year. Such stock options are for a term of ten years. We also reimburse our directors for travel related expenses.

The following table shows the compensation earned by all persons serving as members of our Board of Directors during fiscal year 2017.

	Fees Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($)(1)	Option Awards($)(1)	Total ($)
Robert J. Rudelius	58,000	—	64,749	122,749
Gregory Freitag	—	—	—	—
Karen Zaderej	—	—	—	—
Jamie M. Grooms	58,500	—	64,749	123,249
Mark Gold, M.D.	55,000	—	64,749	119,749
Amy Wendell	40,500	—	64,749	105,249
Guido J. Neels (2)	44,500	—	64,749	109,249

(1)

The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 as of December 31, 2017. For information regarding assumptions underlying the valuation of equity awards, see Note10 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 filed on February 28, 2018.

(2)

Mr. Neels is a managing partner of EW and is EW’s director nominee pursuant to the Stock Purchase Agreement, dated March 26, 2015, between the Company and EW. Cash fees earned by Mr. Neels as a director are paid to Essex, while option grants are retained by Mr. Neels.

The following table sets forth the aggregate number of stock awards and the aggregate number of stock options held by each of our non-employee directors at December 31, 2017.

	Aggregate Number	Aggregate Number of Stock
Name	of Stock Awards (#)	Options (#)
Robert J. Rudelius	—	110,000
Jamie M. Grooms	—	213,862
Mark Gold, M.D.	—	109,615
Guido J. Neels	—	60,000
Amy Wendell	—	48,750

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

In accordance with our Audit Committee Charter, our Audit Committee reviews and approves (with the concurrence of a majority of the disinterested members of our Board of Directors) any related-party and affiliated-party transactions. Our Code of Business Conduct and Ethics generally addresses such situations as to conflicts of interest and is the starting basis for disclosure and review. The Code of Business Conduct and Ethics provides that a conflict situation can arise when an employee or officer takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or officer, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and officers and their family members by the Company may create conflicts of interest.

In addition, the Code of Business Conduct and Ethics provides that all related person transactions that meet the minimum threshold for disclosure in a proxy statement under the relevant SEC rules must be reported to and approved by the Audit Committee. Company officers and directors are required to bring promptly to the attention of our CFO or General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Company. The Company CFO on a continuous basis, and annually, reviews with Company accounting personnel any situations that appear to have a conflict. Following any disclosure or discovery, our CFO or General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question or the uncovered situation. After this review, the Chairman of the Audit Committee and the CFO or General Counsel determines whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board of Directors is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Related Person Transactions

Since January 1, 2017, there were not any transactions, nor are there currently any proposed transactions, which in accordance with SEC rules would require disclosure in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, the objectives of our executive compensation program and each compensation component that we provide. In addition, we explain how and why our Compensation Committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended December 31, 2017. This CD&A is intended to be read in conjunction with the tables which immediately follow, which include historical context of pay.

In 2017, our named executive officers were:

Name	Position
Karen Zaderej	President and CEO
Gregory Freitag	General Counsel and SVP of Business Development
Peter Mariani	Chief Financial Officer
Jon Gingrich(1)	Chief Operating Officer
Shawn McCarrey	SVP of Sales

(1)     Mr. Gingrich joined the Company on July 17, 2017.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

AxoGen is a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries. We have had double revenue growth over the last six years while increasing our gross margin. Our efforts to increase market awareness, provide quality surgeon education programs, expand our commercial presence and effectiveness, and further develop clinical data are helping surgeons develop confidence in the adoption of the AxoGen platform for nerve repair. Some of our business highlights for the past year include:

•	2017 revenue of $60.4 million, an increase of 47%, compared to $41.1 million for the prior year.
•	Gross margin of 84.6% compared to 84.3% in 2016.
•	Adjusted EBITDA loss of $3.8 million compared to adjusted EBITDA loss of $6.3 million in 2016.
•

Increased total addressable market across all current applications to $2.2 billion. The increase is a result of expanded use in oral and maxillofacial surgery and the addition of breast reconstruction neurotization.

•	Total clinical publications increased by nine to 53, including important data in the areas of mixed and motor, and long gap peripheral nerve repair, as well as oral and maxillofacial surgery.
•	Completed 15 national education programs in 2017 and expect to conduct 18 programs in 2018.
•	Total Shareholder Return (“TSR”) of over 214% in 2017.

Significant Executive Compensation Actions of the Past Year

As our company has evolved with its rapid growth and clinical success, it has been imperative that the Compensation Committee continually evaluate and transform the executive compensation program to appropriately structure pay packages in light of company size, investor expectations, and industry standards. The Compensation Committee took the following actions in the past year as part of this process:

•	Increased base salaries to align with competitive market levels;

•

Increased equity award values to ensure that executives were participating in the success of the Company’s growth. These awards were granted as a combination of stock options, performance stock units and restricted stock units to further align the incentives of the executives and shareholders, retain key executives and reward performance.

•	Improved the CD&A disclosure and overall transparency to meet investor expectations.

What We Do

We believe that the design and structure of our pay program, and in particular our incentive plans, support our business strategy and organizational objectives while successfully aligning executive focus and interest with that of shareholders. All pay elements, and the safeguards and governance features of the program, have been carefully chosen and implemented to align with our pay philosophy and objectives.

Pay Elements

Our compensation program is designed to reward executives for achievement of our Company’s short-term and long-term strategic goals. In doing so, we have selected the following framework to achieve these objectives:

Target Pay Mix

Consistent with our previously stated objectives, and our focus on pay and performance alignment, we heavily weight our executive pay mix on at-risk, incentive pay, as shown in the graphics below:

Compensation Governance

Our Compensation Committee is responsible for oversight of the Company’s compensation program and practices. A significant part of this responsibility is aligning management interests with the Company’s business strategies and goals, as well as the interest of our shareholders, while also mitigating excessive risk taking. To that end, the Company has committed to numerous governance practices and safeguards to ensure the compensation program does not misalign those interests.

What We Do	 Pay-for-performance philosophy and culture
 Provide an appropriate mix of performance-based and time-vesting awards to executives
 Engage an independent compensation consultant
 Perform an annual risk assessment of the compensation programs
X No-hedging or pledging of our securities
X No backdating or repricing of stock option awards
X No resetting of financial targets for performance-based incentive awards
X No excessive perquisites

Executive Compensation Philosophy and Objectives

AxoGen’s compensation philosophy is designed to pay for performance and achieve the following principal objectives:

•	align our executive officers’ compensation with our business objectives and the interests of our shareholders;
•	enable us to attract, motivate and retain the level of successful, qualified senior executive leadership talent necessary to achieve our long term goals; and
•	reward performance, company growth and advancement of our long-term strategic initiatives.

We carefully construct pay packages to appropriately balance fixed and variable elements to achieve the aforementioned objectives.

Compensation-Setting Process

Role of the Compensation Committee

Our Compensation Committee is responsible for overseeing our executive compensation philosophy and our executive compensation program, determining and approving the compensation for our named executive officers, negotiating executive employment contracts, and helping to establish appropriate compensation for directors and other key employees. Our Compensation Committee regularly reports to our Board of Directors on its deliberations, but is ultimately responsible for compensation decisions, as described in the Compensation Committee’s Charter.

Our Compensation Committee reviews, on at least an annual basis, our executive compensation program, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and recommends to our Board of Directors any modifications or new plans or programs. It also reviews the compensation of our named executive officers and makes decisions about the various components that comprise their compensation packages.

Role of Management

The Company’s Chief Executive Officer, Chief Financial Officer and General Counsel are involved in the design and implementation of our executive compensation and are typically present at Compensation Committee meetings, except that they are not present during any voting or deliberations on their own equity compensation. In 2017, the Chief Executive Officer and Chief Financial Officer reviewed the analysis and recommendations of Radford with the Compensation Committee and made recommendations regarding proposed salary, equity awards and bonus for our officers (other than themselves). The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations and approves all compensation and equity awards.

Role of Consultants

In May of 2016, our Compensation Committee engaged Radford, and Aon company, to provide the Compensation Committee with a thorough analysis of our executive compensation, focusing on all compensation components. Radford, assisted the Compensation Committee in establishing an initial peer group in 2016 based upon comparable industry, market value, financial position and size. In 2017, the peer group was reviewed by the Company and Radford and revised based upon changes in the Company and those companies in the peer group. Radford conducted an in depth proxy review of our most relevant comparative companies, our peer group, and analyzed each of our compensation components in relation to our peer group. In addition, as part of Radford’s compensation analysis, Radford reviewed the equity holdings of our executive officers, including each of our named executive officers, in relation to each of the officers of our peer group.

The compensation committee has reviewed its relationship with Radford in 2017, and determined that Radford’s work for the Compensation Committee did not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and Nasdaq.

Use of Competitive Data

To assess the competitiveness of our executive compensation program and compensation levels, our Compensation Committee, with the assistance of Radford, examines the competitive compensation data for senior executives of our peer companies. To assess the competitiveness of our executive compensation program and compensation levels, our Compensation Committee, with the assistance of Radford, examines the competitive compensation data for senior executives of our peer companies.

The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements and to ensure that executive pay levels are not at outlier levels. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as individual performance, scope of responsibility, critical needs and skill sets and leadership potential.

2017 Peer Group

In late 2016, Radford and the Compensation Committee developed a comparator peer group to be used for 2017 pay decisions and market comparisons. The framework developed for identifying those peers included four primary criteria:

•	Sector – Health Care Equipment & Supplies companies
•	Market Capitalization – 1/3x to 4x AxoGen’s market capitalization
•	Revenue – 1/3x to 3x AxoGen’s revenue
•	Headcount – 1/3x to 3x AxoGen’s last fiscal year headcount

Using these criteria, the following 15 companies were selected as our 2017 peer group:

Antares Pharma	GenMark Diagnostics	NanoString Technologies

Athersys	Invuity	Second Sight Medical Products

AtriCure	IRadimed Corporation	SurModics

Cardiovascular Systems	LeMaitre Vascular	Tandem Diabetes Care

Entellus Medical	Nanosphere	Vascular Solutions

2018 Peer Group

Given our extremely strong increase in market capitalization during 2017, it was critical that our Compensation Committee reevaluate the appropriateness of the inclusion of each company in our peer group. With the assistance of Radford, we determined to make the following adjustments for 2018:

•	Removed (8): Athersys, Invuity, IRadimed Corporation, LeMaitre Vascular, Nanosphere, Second Sight Medical Products, Tandem Diabetes Care, and Vascular Solutions.
•	Added (8): CryoLife, Cutera, Glaukos, Intersect ENT, MiMedx, Osiris Therapeutics, STAAR Surgical and Tactile Systems Technology.

Executive Compensation Program Components

The following describes each component of our executive compensation program, the rationale for each component and how compensation amounts and awards are determined for 2017 compensation.

Base Salary

Base salary represents the fixed portion of our named executive officers’ compensation, which we view as an important element to attract, retain and motivate highly talented executives.

In 2017, the Compensation Committee annually reviews the base salaries of our executive team with input from our Chief Executive Officer and Chief Financial Officer (other than with respect to their own base salary). In addition to this input, for each executive the Compensation Committee considers:

•	The individual’s role and responsibilities;
•	Individual contribution and performance of the past year;
•	Overall experience and expertise;
•	Prior base salary;
•	Corporate performance; and
•	Salaries for similar positions within our industry.

In early 2017, the Compensation Committee particularly considered AxoGen’s increased market capitalizationand overall strong business performance of the previous year. The Compensation Committee determined that it was important that base salaries were adjusted to reflect this Company growth and continue to be competitive in the marketplace.

Base salaries were adjusted as follows for our named executive officers in 2017:

Executive	2016 Base Salary	2017 Base Salary	% Increase
Karen Zaderej	$405,000	$462,500	14.2%
Gregory Freitag	$180,000	$189,000	5.0%
Peter Mariani	$320,000	$336,000	5.0%
Jon Gingrich(1)	—	$141,538	n/a
Shawn McCarrey	$200,000	$206,000	3.0%

(1)	Mr. Gingrich joined the Company on July 17, 2017. His annual base salary rate was $320,000, as set in his employment agreement.

2018 Salary Adjustments

Upon review of corporate performance and our positive increased market capitalizationin 2017, the Compensation Committee determined in early 2018 to adjust base salaries again to reflect the size and complexity of AxoGen and to stay competitive with similarly-size peers. These adjustments were deemed important for retentive and motivational purposes. With the help of Radford, it was determined that the base salaries of our CEO and our General Counsel were both far below their peers. For 2018, base salaries were adjusted accordingly:

Executive	2018 Base Salary
Karen Zaderej	$575,000
Gregory Freitag	$259,600
Peter Mariani	$361,200
Jon Gingrich	$325,100
Shawn McCarrey	$213,200

Annual Cash Incentives

Our annual cash incentives emphasize pay‑for‑performance and reward our NEOs for the achievement of specified annual corporate objectives.

2017 Annual Incentive Opportunities

In December 2016, our Compensation Committee approved, and our Board ratified, our performance-based bonus award plan for 2017 (the “2017 Bonus Award Plan”). Under this plan each named executive officer, except Shawn McCarrey, was eligible to receive an annual cash bonus based on the extent to which AxoGen achieved certain key objectives during the 2017 fiscal year relating to revenue, adjusted EBITDA and certain operational goals. Performance objectives were considered and weighted to align with those 2017 corporate objectives felt to be most important in driving success and value for AxoGen.

Each eligible NEO may earn a target incentive bonus annually, set as a percentage of base salary. The percentage for each executive was determined based upon role and responsibilities. Total bonus payouts are capped at 200% of target. Shawn McCarrey, Senior Vice President of Sales, was not included in the 2017 Bonus Award Plan. A specific bonus plan was established for Mr. McCarrey to align him specifically with increasing our revenue and expansion of our sales force. Based on meeting certain sales-related goals, Mr. McCarrey could receive commissions that are not related to his base salary nor capped.

2017 Performance and Earned Awards

		Bonus Opportunity		Achievement
Executive	2017 Base Salary	Target Bonus (as % of base salary)	Target Bonus ($)	Earned (%)	2017 Earned Bonus
Karen Zaderej	$462,500	65%	$300,625	110%	$330,688
Gregory Freitag	$189,000	40%	$75,600	110%	$83,160
Peter Mariani	$336,000	40%	$134,400	110%	$147,840
Jon Gingrich	$141,538	40%	$56,615	110%	$64,807
Shawn McCarrey(1)	$206,000	100%	$206,000	109%	224,068

(1)	Mr. McCarrey participates in a commission-based plan.

2018 Annual Incentives

For 2018, the Compensation Committee adjusted target bonus levels slightly for our executives. Ms. Zaderej and Messrs. Freitag, Mariani, and Gingrich will now be eligible for target bonuses (as a percentage of base salary) of 75%, 45%, 45%, and 45%, respectively. Mr. McCarrey, as Vice President of Sales, will continue to be eligible to participate in a commission-based plan.

Equity Compensation

We use equity awards to motivate and reward our named executive officers, to encourage long-term corporate performance based on the value of our common stock and to align the interests of our named executive officers with those of our shareholders. We firmly believe that a large percentage of an executive’s compensation package should be at-risk and performance-based. As such, we generally grant a mix of the following equity awards:

•	Performance share units – 2017 PSUs

oExecutives may earn between 0% and 150% of the target number of units.

oVesting occurs based on 2019 Gross Revenue and the size of the increase over 2018 Gross Revenue

oOnce the number of PSUs has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022, provided that the particular executive has been continuously employed through each vesting date

•	Restricted share units -2017 RSUs

oVesting occurs over 4 years from the date of grant, with 50% vesting after 24 months and an additional 25% vesting on the third and fourth anniversaries of the grant date.

•	Stock options

oAll shares underlying the options will be fully vested four years from the option grant date, with 50% of the aggregate shares vesting 24 months from the option grant date and an additional 12.5% of aggregate shares vesting every six months thereafter.

In determining the size of annual equity awards granted to our executives, our Compensation Committee considers recommendations developed by Radford, including information regarding comparative stock ownership of, and equity awards received by, executives at peer companies and in our industry. In addition, our Compensation Committee considers each executive’s individual performance and contribution, the amount of equity previously awarded to such executive and the future vesting of such awards, as well as our overall corporate performance and the potential for enhancing the creation of value for our stockholders.

2017 Equity Grants

In December 2017, the Compensation Committee approved, and the Board of Directors ratified, our annual equity award grants to our named executive officers. These annual equity grants consisted of:

Executive	PSUs (#)	RSUs (#)	Stock Options (#)
Karen Zaderej	58,000	12,500	75,000
Gregory Freitag	7,400	3,700	22,100
Peter Mariani	13,100	7,600	45,000
Jon Gingrich(1)	13,100	5,500	32,600
Shawn McCarrey	4,900	1,500	9,000

(1)

Mr. Gingrich also received a grant of 115,000 stock options on July 17, 2017, upon the commencement of his employment with the Company. These options vest as to 25% of the shares after one year and 12.5% every six months thereafter until fully vested.

Our Compensation Committee strives to balance the various long-term incentive vehicles we employ to provide an appropriate balance of performance-based and time-vesting award. For example our CEO’s equity awards are structured such that PSUs account for approximately 54% of her awards, as displayed below:

Additional Compensation Practices and Policies

Hedging and Pledging

All of our executive officers and members of our Board of Directors are prohibited from entering into hedging or pledging transactions in respect of our common stock or other securities issued by AxoGen.

Compensation Recovery Policy

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our named executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Retirement and Other Benefits

Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as our other employees. Employees are eligible to participate in the 401(k) plan immediately upon commencing employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The 401(k) plan requires us to make matching contributions of between 3% and 4% of the employee’s annual salary as long as the employee participates in the 401(k) plan. Both employee contributions and our contributions are fully vested at all times. In 2017, our matching contribution was 3% for the first 3% contributed and 1% for the next 2% contributed of each named executive officer’s annual base salary. We contributed, on an aggregate basis, approximately $34,000 in matching funds for our named executive officers during 2017.

Additional benefits received by our named executive officers include medical, dental, vision, short-term disability, long term disability, life and accidental death and dismemberment insurance. These benefits are provided on substantially the same basis as to all of our full-time employees.

Historically, we have not provided perquisites or other personal benefits to our named executive officers. Currently, we do not view perquisites or other personal benefits as a component of our executive compensation program. Our future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Post-Employment Compensation Arrangements

The employment agreements provide each of our named executive officers with certain protection in the event of his or her termination of employment under specified circumstances, including following a change of control of our Company. We believe that these protections serve our executive retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize shareholder value, including in the event that there is a potential transaction that could involve a change of control of our Company. The terms of these agreements were determined after review by either our Board of Directors or our Compensation Committee of our retention goals for each named executive officer.

For a summary of the material terms and conditions of these severance and change in control arrangements, see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated named executive officers (other than its chief financial officer only for fiscal years prior to 2017). Remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code. Additionally, under a Section 162(m) exception for private companies that subsequently become publicly held, any compensation paid pursuant to a compensation plan in existence before the effective date of the public offering of securities will not be subject to the $1.0 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of shareholders at which directors are elected after the close of the third calendar year following the year in which the public offering of securities occurred.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m),  effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure certain annual cash incentives and performance-based equity awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that named executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control of our Company that exceed certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an employee, including a named executive officer, director, or service provider receives “nonqualified deferred compensation” that does not satisfy the conditions of Section 409A.

We did not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code during 2016. We have not agreed and are not otherwise obligated to provide any named executive officer with a “gross-up” or other reimbursement under Section 409A.

Accounting for Stock-Based Compensation

We follow the FASB ASC Topic 718 for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non–cash compensation for the fiscal years 2017, 2016 and 2015 for our Chief Executive Officer, our Chief Financial Officer, our General Counsel and Senior Vice President of Business Development, our Chief Commercial Officer and our Senior Vice President of Sales (our “named executive officers”).

Name and Principal							Option	All Other
Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)		Awards($)(1)	Compensation($)		Total
Karen Zaderej	2017	462,500	330,688	(2)	1,903,500	(3)(4)	1,003,476	4,808	(7)	3,704,972
President, CEO	2016	405,000	244,823	(2)	803,710	(5)(6)	940,655	11,249	(7)	2,405,437
	2015	353,750	157,282	(2)	—		521,463	8,180	(7)	1,040,675
Gregory Freitag(8)	2017	189,000	83,160	(2)	299,700	(3)(4)	295,691	7,879	(9)	875,430
General Counsel and SVP of Business Development	2016	228,914	66,960	(2)	93,975	(5)	282,736	10,380	(9)	682,965
	2015	218,895	84,145	(2)	—		173,300	6,472	(9)	482,812
Peter Mariani, CFO(10)	2017	336,000	147,840	(2)	558,900	(3)(4)	602,085	11,326	(11)	1,656,151
	2016	263,385	114,798	(2)	213,010	(5)	1,077,123	11,866	(11)	1,680,182
	2015	—	—		—		—-	—		—
Jon Gingrich, CCO(12)	2017	141,538	89,807	(2)	704,400	(3)(4)(5)	1,399,872	5,147	(13)	2,340,764
	2016	—	—		—		—	—		—
	2015	—	—		—		—	—		—
Shawn McCarrey, SVP of Sales	2017	206,000	224,068	(14)	243,550	(3)(4)(5)	120,417	15,213	(16)	809,248
	2016	200,000	238,592	(14)	127,985	(15)	224,523	16,736	(16)	807,836
	2015	200,000	184,289		—		104,530	14,736	(16)	508,555

(1)

The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718 as of December 31 of the year indicated. For information regarding assumptions underlying the valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 filed on February 28, 2018.

(2)

Provided pursuant to the 2017 Bonus Award Plan, 2016 Bonus Award Plan and 2015 Bonus Award Plan for the respective year that was established for executive officers and certain other officers based upon meeting, in each of 2017, 2016 and 2015, certain established corporate key objectives (the “Key Objectives”) for such year. The Key Objectives related to revenue, gross profit margin, cash management and certain operational goals. The amount of such bonus for each officer was based upon an assigned percentage of such officer’s 2017, 2016 and 2015 base salary. Bonuses were earned in the respective year and paid in the following year after final Compensation Committee approval.    In connection with Mr. Gingrich joining the Company in 2017, he received a $25,000 sign-on bonus.

(3)

Includes 58,000, 7,400, 13,100, 13,100 and 4,900 performance stock units (the “2017 PSUs”) granted on December 18, 2017 to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, respectively. Assuming that the highest level of performance conditions will be achieved, the 2017 PSUs granted to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey would have a value of $1,566,000, $199,800. $353,700, $353,700 and $132,300, respectively. The 2017 PSUs were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2017 PSU represents the Company’s commitment to issue one share of common stock (each, a “Share”) at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and the related Performance Stock Unit Award Agreements (the “2017 PSU Agreements”), the form of which was filed as Exhibit 10.26 in our Annual Report on Form 10 K for the fiscal year ended December 31, 2017 filed on February 28, 2018. For each of Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, by February 15, 2020 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2019. Upon such review, and based upon revenue performance criteria in each 2017 PSU Agreement for the applicable officer, a determination of the number of Shares that may be issued pursuant to the 2017 PSU Agreements will be made, which amount could range between zero to 150% of the 2017 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2017 PSU Agreement), all or a portion of the 2017 PSUs shall accelerate.

(4)

Includes 12,500, 3,700, 7,600, 5,500 and 1,500 restricted stock units (the “2017 RSUs”) which were granted pursuant to the 2010 Plan to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, respectively on December 18, 2017, respectively. The 2017 RSUs granted to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey have a value of $337,500, $99,900. $205,200, $148,500 and $40,500, respectively. All shares of AxoGen common stock underlying the 2017 RSUs will be fully vested on December 18, 2021 (4 years from the grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 18, 2019 (24 months from the grant date) and an additional 25% of the aggregate shares vest each 12 months thereafter. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the 2017 RSUs shall accelerate and become fully vested. The form of the 2017 RSU was filed as Exhibit 10.28 in our Annual Report on Form 10 K for the fiscal year ended December 31, 2017 filed on February 28, 2018.

(5)

Includes 49,800, 12,000 and 10,500 performance stock units (the “2016 PSUs”) granted to Ms. Zaderej and Messrs. Mariani and Freitag, respectively, on December 29, 2016 and 23,800 and 2,500 2016 PSU granted to Messrs. Gingrich and McCarrey, respectively, on July 17, 2017 and December 29, 2017, respectively. Assuming that the highest level of performance conditions will be achieved, the PSUs granted to Ms. Zaderej and Messrs. Mariani, Gingrich, Freitag and McCarrey would have a value of $668,565, $319,515, $303,300, $140,963 and $106,125, respectively. The 2016 PSU awards were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2016 PSU represents the Company’s commitment to issue a share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and 2016 PSU agreements (the “2016 PSU Agreements”), the form of which was filed as Exhibit 10.23 in our Annual Report on Form 10 K for the fiscal year ended December 31, 2016 filed on March 1, 2017. For each of Ms. Zaderej and Messrs. Mariani, Gingrich, Freitag and McCarrey, by February 15, 2019 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2018. Upon such review and based upon revenue performance criteria in each 2016 PSU Agreement for such officers, a determination of the number of Shares that may be issued pursuant to the 2016 PSU Agreements will be made, which amount could range between zero to 150% of the 2016 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of

February 15, 2019 and 2020 and 33.34% will vest on February 15, 2021, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2016 PSU Agreement), all or a portion of the 2016 PSUs shall accelerate.

(6)

Ms. Zaderej was provided on December 29, 2016 a retention stock unit award in the form of retention-based restricted stock units (the “Retention Units”) which were granted pursuant to the 2010 Plan. The award was for a total of 40,000 Retention Units, with each Retention Unit representing the Company’s commitment to issue one Share. The Retention Units granted to Ms. Zaderej have a value of $358,000. So long as Ms. Zaderej’s employment is continuous through January 1, 2020, all of the Retention Units will become vested and 40,000 Shares will be issued by the Company to Ms. Zaderej. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the Retention Units shall accelerate and become fully vested. Ms. Zaderej’s award agreement was filed as Exhibit 10.24 in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 filed on March 1, 2017.

(7)

Includes life insurance premiums paid by AxoGen on behalf of Ms. Zaderej in 2017, 2016 and 2015 of $546, $1,352 and $624, respectively, and also includes amounts contributed by the Company to the 401K plan on her behalf for 2017, 2016 and 2015 of $4,262, $9,897 and $7,556, respectively.

(8)	Mr. Freitag was the Company’s CFO from January 2014 through May 2014 and August 2015 through February 2016, and SVP of Business Development and General Counsel for the entirety of both 2016 and 2017.
(9)

Includes life insurance premiums paid by AxoGen on behalf of Mr. Freitag in 2017, 2016 and 2015 of $319, $1,223 and $297, respectively, and also includes amounts contributed by the Company to the 401K plan on his behalf for 2017, 2016 and 2015 of $7,560, $9,157 and $6,175, respectively.

(10)	Mr. Mariani was appointed as the Company’s CFO in March 2016.
(11)

Includes life insurance premiums paid by AxoGen on behalf of Mr. Mariani in 2017 of $546 and in 2016 of $1,331 and also includes amounts contributed by the Company to the Company’s 401K plan on his behalf for 2017 of $10,780 and for 2016 of $10,535.

(12)	Mr. Gingrich was appointed as the Company’s Chief Commercial Officer in July 2017.
(13)

Includes life insurance premiums paid by AxoGen on behalf of Mr. Gingrich in 2017 of $224 and also includes amounts contributed by the Company to the Company’s 401K plan on his behalf for 2017 of $4,923.

(14)	Bonus represents commissions earned pursuant to compensation arrangement as SVP of sales. Mr. McCarrey is not a party to bonus arrangements provided to other Company officers.
(15)

Includes 28,600 performance stock units (the “McCarrey PSUs”) granted on December 29, 2016. The McCarrey PSUs were based upon meeting certain quarterly revenue targets in 2017. Two such targets were met and Mr. McCarrey earned 14,300 of the performance stock units and was granted 14,300 shares of Company common stock pursuant to the McCarrey PSU. The McCarrey PSU has now expired pursuant to its terms.

(16)

Includes life insurance premiums paid by AxoGen on behalf of Mr. McCarrey in 2017, 2016 and 2015 of $346, $336 and $384, respectively, includes amounts contributed by the Company to the Company’s 401K plan on his behalf for 2017, 2016 and 2015 of $6,467, $8,000 and $6,000, respectively and includes amounts paid to Mr. McCarrey for an auto allowance in 2017, 2016 and 2015 of $8,400, $8,400 and $8,723, respectively.

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards granted to our named executive officers in 2017:

Name	Award Type	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Karen Zaderej	PSU	12/18/2017	58,000	$27.00	$1,566,000
	RSU	12/18/2017	12,500	$27.00	$337,500
	Stock Option	12/18/2017	75,000	$27.00	$1,003,476
Gregory Freitag	PSU	12/18/2017	7,400	$27.00	$199,800
	RSU	12/18/2017	3,700	$27.00	$99,900
	Stock Option	12/18/2017	22,100	$27.00	$295,691
Peter Mariani	PSU	12/18/2017	13,100	$27.00	$353,700
	RSU	12/18/2017	7,600	$27.00	$205,200
	Stock Option	12/18/2017	45,000	$27.00	$602,085
Jon Gingrich	PSU	12/18/2017	13,100	$27.00	$353,700
	RSU	12/18/2017	5,500	$27.00	$148,500
	Stock Option	7/17/2017	115,000	$16.85	$963,695
	PSU	7/17/2017	12,000	$16.85	$202,200
	Stock Option	12/18/2017	32,600	$27.00	$436,177
Shawn McCarrey	PSU	12/18/2017	4,900	$27.00	$132,300
	RSU	12/18/2017	1,500	$27.00	$40,500
	Stock Option	12/18/2017	9,000	$27.00	$120,417
	PSU	12/29/2017	2,500	$28.30	$70,750

Outstanding Equity Awards at 2017 Fiscal Year–End

The following tables summarize the equity awards granted to our named executive officers that remain outstanding as of December 31, 2017.

				Option Awards		Equity Incentive
		Number of		Number of		Plan Awards:
		Securities		Securities		Number of
		Underlying		Underlying		Securities
		Unexercised		Unexercised		Underlying	Option
	Option	Options (#)		Options (#)		Unexercised	Exercise	Option
Name	Grant Date	Exercisable		Unexercisable		Unearned Options (#)	Price ($)	Expiration Date
Karen Zaderej	6/9/2010	18,056	(1)	—		—	0.27	6/9/2020
	12/26/2011	275,000	(2)	—			2.74	12/26/2018
	1/2/2014	27,125	(3)	3,875	(3)		4.81	1/2/2021
	12/29/2014	46,500	(4)	15,500	(4)		3.67	12/29/2021
	12/29/2014	19,000	(5)	—			3.67	12/29/2021
	12/28/2015	105,000	(6)	105,000	(6)		5.09	12/28/2022
	12/29/2016	52,375	(7)	157,125	(7)		8.95	12/29/2026
	12/18/2017	—		75,000	(8)		27.00	12/18/2027
Gregory Freitag	6/1/2010	125,000	(9)	—		—	3.50	6/1/2020
	12/26/2011	36,000	(2)	—			2.74	12/26/2018
	1/2/2014	13,125	(3)	1,875	(3)		4.81	1/2/2021
	10/1/2014	16,000	(10)	—			2.46	10/1/2021
	12/29/2014	20,250	(4)	6,750	(4)		3.67	12/29/2021
	12/29/2014	33,000	(5)	—			3.67	12/29/2021
	8/6/2015	83,000	(11)	—			3.38	8/6/2022
	12/28/2015	4,500	(6)	4500	(6)		5.09	12/28/2022
	5/26/2016	2,250	(12)	3,750	(12)		5.45	5/26/2023
	5/26/2016	15,000	(13)	—			5.45	5/26/2023
	12/29/2016	12,500	(7)	37,500	(7)		8.95	12/29/2026
	12/18/2017	—		22,100	(8)		27.00	12/18/2027
Peter Mariani	3/1/2016	76,875	(14)	128,125	(14)	—	5.04	3/1/2023
	12/29/2016	12,500	(7)	97,500	(7)		8.95	12/29/2026
	12/18/2017	—		45,000	(8)		27.00	12/18/2027
Jon Gingrich	7/17/2017	—		115,000	(15)		16.85	7/17/2027
	12/18/2017	—		32,600	(8)		27.00	12/18/2027
Shawn McCarrey

	3/1/2013	68,000	(16)	—			3.67	3/1/2020
	1/2/2014	4,375	(3)	625	(3)		4.81	1/2/2021
	5/1/2014	26,250	(17)	3,750	(17)		2.86	5/1/2021
	12/29/2014	7,500	(4)	2,500	(4)		3.67	12/29/2021
	3/12/2015	60,000	(18)	—			3.20	3/12/2022
	12/28/2015	10,000	(6)	10,000	(6)		5.09	12/28/2022
	12/29/2016	12,500	(7)	37,500	(7)		8.95	12/29/2026
	12/18/2017	—		9,000	(8)		27.00	12/18/2027

(1)

On June 9, 2010, Ms. Zaderej was granted this option to purchase shares of AC common stock, which option was adjusted in connection with the merger of LecTec Corporation and AC on September 30, 2011. The option vested semi-annually and became fully vested and exercisable on June 9, 2014. The option was granted under the 2002 AxoGen Corporation Option Plan and the exercise price for the option is equal to the fair market value of AxoGen’s common stock on the date of grant.

(2)

On December 26, 2011, Ms. Zaderej and Messrs. Freitag were granted options to purchase 275,000 and 92,000 shares, respectively, of the Company’s common stock which became fully vested and exercisable on December 26, 2015.

Mr. Freitag has exercised 56,000 shares pursuant to his option. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(3)

On January 2, 2014, Ms. Zaderej, Mr. Freitag and Mr. McCarrey were granted options to purchase 31,000, 15,000 and 5,000 shares, respectively, of the Company’s common stock which became fully vested on January 2, 2018. The options were granted under the 2010 Plan and the exercise price for the options is equal to the fair market value of the Company’s common stock on the date of grant.

(4)

On December 29, 2014, Ms. Zaderej and Messrs. Freitag and McCarrey were granted options to purchase 62,000, 27,000 and 10,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2018 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vested on December 29, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(5)

On December 29, 2014, Ms. Zaderej and Mr. Freitag were granted options to purchase 19,000 and 33,000 shares, respectively, of the Company’s common stock which became fully vested and exercisable on December 29, 2015 and will expire December 29, 2021. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(6)

On December 28, 2015, Ms. Zaderej and Messrs. Freitag and McCarrey were granted options to purchase 210,000, 9,000 and 20,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2019 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vested on December 29, 2016 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(7)

On December 29, 2016, Ms. Zaderej and Messrs. Freitag, Mariani and McCarrey were granted options to purchase 209,500, 50,000, 110,000 and 50,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 29, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(8)

On December 18, 2017, Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey were granted options to purchase 75,000, 22,100, 45,000, 32,600 and 9,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 18, 2021 (four years from the option grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 18, 2019 (24 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(9)

On June 1, 2010, Mr. Freitag was granted an option to purchase 125,000 shares of the Company’s common stock which became fully vested and exercisable on August 29, 2011 pursuant to the vesting terms of the option. The option was granted outside of a plan previously approved by the Company’s shareholders and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(10)

On October 1, 2014, Mr. Freitag was granted an option to purchase 16,000 shares of the Company’s common stock which became fully vested and exercisable on October 1, 2014 pursuant to the vesting terms of the option. The option was granted under the 2010 Plan and the exercise price for the option is the fair market value of the Company’s common stock on the date of grant.

(11)

On August 6, 2015, Mr. Freitag was granted an option to purchase 83,000 shares of the Company’s common stock which became fully vested and exercisable on December 31, 2015 pursuant to the vesting terms of the option. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(12)

On May 26, 2016, Mr. Freitag was granted an option to purchase 6,000 shares of the Company’s common stock. All shares underlying the option will be fully vested on May 26, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on May 26, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(13)

On May 26, 2016, Mr. Freitag was granted an option to purchase 15,000 shares of the Company’s common stock. All shares underlying the option vested as of December 26, 2016 (six months from the option grant date). The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(14)

On March 1, 2016, Mr. Mariani was granted an option to purchase 205,000 shares of the Company’s common stock in connection with his appointment as the Company’s Chief Financial Officer. All shares underlying the option will be fully vested on March 1, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on March 1, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is the fair market value of the Company’s common stock on the date of grant.

(15)

On July 17, 2017, Mr. Gingrich was granted an option to purchase 115,000 shares of the Company’s common stock in connection with his appointment as Chief Commercial Officers. All shares of Common Stock underlying the employee stock option will be fully vested on July 17, 2021 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on July 17, 2018 (12 months from the option grant date) and an additional 12.5% of the aggregate shares vest each 6 months thereafter. The option was granted under the 2017 Plan and the exercise price for the option is the fair market value of the Company’s common stock on the date of grant.

(16)

On March 1, 2013, Mr. McCarrey was granted an option to purchase 68,000 shares of the Company’s common stock. All shares underlying the option are fully vested. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(17)

On May 1, 2014, Mr. McCarrey was granted an option to purchase 30,000 shares of the Company’s common stock. All shares underlying the option will be fully vested on May 1, 2018 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on May 1, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(18)

On March 12, 2015, Mr. McCarrey was granted an option to purchase 60,000 shares of the Company’s common stock. All shares underlying the option are fully vested. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

Stock Awards
			Equity Incentive		Equity Incentive
			Plan Awards:		Plan Awards:
		Market Value	Number of		Market or Payout
	Number of Shares	of Shares or	Unearned Shares,		Value of Unearned
	or Units of Stock	Units of Stock	Units or Other		Shares, Units or
	That Have Not	That Have Not	Rights That Have		Other Rights That
Name	Vested (#)	Vested ($)	Not Vested (#)		Have Not Vested ($)
Karen Zaderej	—	—	49,800	(1)(2)	$2,707,210
			40,000	(3)
			12,500	(4)
			58,000	(5)(6)
Gregory Freitag	—	—	10,500	(1)(2)	$393,675
			3,700	(4)
			7,400	(5)(6)
Peter Mariani	—	—	23,800	(1)(2)	$771,910
			7,600	(4)
			13,100	(5)(6)
Jon Gingrich	—	—	5,500	(4)	704,400
			12,000	(1)(2)(7)
			13,100	(5)(6)
Shawn McCarrey	—	—	1,500	(4)	243,550
			4,900	(5)(6)
			2,500	(1)(2)(7)

1.

On December 29, 2016, the 2016 PSUs were granted to certain Company officers, including the Company’s named executive officers, except Messrs. Gingrich and McCarrey who received such 2016 PSU’s in 2017. The 2016 PSU awards were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2016 PSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and 2016 PSU Agreements.

2.

For each of Ms. Zaderej, Messrs. Mariani, Freitag, Gingrich and McCarrey, by February 15, 2019 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2018. Upon such review, and based upon revenue performance criteria in each 2016 PSU Agreement for such officers, a determination of the number of Shares that may be issued pursuant to the 2016 PSU Agreements will be made, which amount could range between zero to 150% of the 2016 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2019 and 2020 and 33.34% will vest on February 15, 2021, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2016 PSU Agreement), all or a portion of the 2016 PSUs shall accelerate.

3.

Ms. Zaderej was provided on December 29, 2016 a retention stock unit award in the form of retention-based restricted stock units (the “Retention Units”) which were granted pursuant to the 2010 Plan. The award was for a total of 40,000 Retention Units, with each Retention Unit representing the Company’s commitment to issue one Share. So long as Ms. Zaderej’s employment is continuous through January 1, 2020, all of the Retention Units will become vested and 40,000 Shares will be issued by the Company to Ms. Zaderej. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the Retention Units shall accelerate and become fully vested.

4.

On December 18, 2017, the 2017 RSUs were granted to certain Company officers, including the Company’s named executive officers. The 2017 RSU awards were in the form of restricted stock units and were granted pursuant to the 2010 Plan. Each 2017 RSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, vesting and other conditions set forth in the 2010 Plan and 2017 RSU Agreements. All shares of AxoGen common stock underlying the 2017 RSUs will be fully vested on December 18, 2021 (4 years from the grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 18, 2019 (24 months from the grant date) and an additional 25% of the aggregate shares vest each 12 months thereafter. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the 2017 RSUs shall accelerate and become fully vested.

5.

On December 18, 2017, the 2017 PSUs were granted to certain Company officers, including the Company’s named executive officers. The 2017 PSUs were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2017 PSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and 2017 PSU Agreements.

6.

For each of Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, by February 15, 2020 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2019. Upon such review, and based upon revenue performance criteria in each 2017 PSU Agreement for such officers, a determination of the number of Shares that may be issued pursuant to the 2017 PSU Agreements will be made, which amount could range between zero to 150% of the 2017 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2017 PSU Agreement), all or a portion of the 2017 PSUs shall accelerate.

7.	On July 17, 2017, 2016 PSUs were granted to Mr. Gingrich and on December 29, 2017, 2016 PSUs were granted to Mr. McCarrey.

Option Exercises and Stock Vested

The following provides information regarding the exercise of stock options by our named executive officers, and vesting of stock awards held by our named executive officers, during 2017.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)(1
Karen Zaderej	—	—	—	—
Gregory Freitag	33,000	$ 81,530	—	—
Peter Mariani	—	—	—	—
Jon Gingrich	—	—	—	—
Shawn McCarrey	—	—	4,767	$108,323

(1)	Based upon the closing price of our Common Stock at the vesting date, as reported on Nasdaq.

Potential Payments Upon Termination or Change in Control

In this section, we described payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control.

Employment Agreements

AC is a party to employment agreements with each of (i) Karen Zaderej, effective October 15, 2007 and as amended September 29, 2011, (ii) Gregory G. Freitag, effective October 1, 2011 and as amended May 11, 2014, August 6, 2015 and June 1, 2016, (iii) Peter Mariani, effective February 25, 2016, (iv) Jon Gingrich, effective July 17, 2017 and (v) Shawn McCarrey, effective February 25, 2013. Ms. Zaderej’s employment agreement renews for a one year period on each anniversary of the effective date and provides for severance benefits upon termination of her employment: (i) by AxoGen for any reason other than “Substantial Cause” (as defined below), permanent disability, or death; (ii) by her due to AxoGen’s breach of the employment agreement and AxoGen’s failure to cure such breach within ten days following notice by her of such breach; or (iii) by her within the six months following a “Change in Control” (as defined below) of AxoGen.

Upon a termination of Ms. Zaderej’s employment for any of the reasons set forth above, Ms. Zaderej is entitled to base salary in an amount equal to the base salary that she would have been paid for the remainder of the then current employment period had her employment not been terminated or the one-year non-competition period, whichever is longer. Ms. Zaderej is entitled to continued medical and dental benefits (in the form of a reimbursement for COBRA premiums) and continued bonus payments to which she would have been entitled for the remainder of the then current employment period had her employment not been terminated.

Under their respective employment agreements, each of Messrs. Freitag, Mariani, Gingrich and McCarrey are employed by AC on an “at will” basis. In the event that the employment of Messrs. Freitag, Mariani, Gingrich or McCarrey is terminated by AC without Substantial Cause either prior to a Change in Control or within 180 days following a Change in Control, the terminated employee is entitled to a severance payment consisting of (i) twelve months of base salary and (ii) an amount equal to any bonuses paid during the twelve-month period prior to termination of employment. Messrs. Freitag, Mariani, Gingrich and McCarrey are also entitled to severance of twelve months of base salary if the terminated employee leaves AxoGen for “Good Reason” (as defined below) within 90 days following a Change in Control. Messrs. Mariani and Gingrich are also entitled to have the Company pay the premiums for their COBRA (i) for the first twelve (12) months of the COBRA continuation period, or (ii) until such time as they obtain new employment that provides reasonable and comparable health care coverage (including without limitation, coverage of dependents), whichever period is shorter.

For purposes of each of Ms. Zaderej’s and Messrs. Freitag’s, Mariani’s, Gingrich’s and McCarrey’s employment agreements, “Change in Control” means the occurrence of any of the following events:

•

any person who holds less than 20% of the combined voting power of the securities of AC or AxoGen, becomes the beneficial owner, directly or indirectly, of securities of AC or AxoGen, representing 50% or more of the combined voting power of the securities of AC or AxoGen then outstanding;

•

during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Board of Directors cease, for any reason, to constitute at least a majority of our Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•

AC or AxoGen consolidates or merges with another company and AC or AxoGen is not the continuing or surviving corporation; provided,  however, that any consolidation or merger whereby AxoGen continues as the majority holder of AC securities or a merger or consolidation of AC and AxoGen will not constitute a Change in Control;

•

shares of AC’s or AxoGen’s common stock are converted into cash, securities, or other property (other than by a merger set forth above) in which the holders of the AC’s or AxoGen’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation as immediately after the merger;

•	AC or AxoGen sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or
•	the holders of AxoGen’s common stock approve a plan or proposal for the liquidation or dissolution of AC or AxoGen.

For purposes of Ms. Zaderej’s and Messrs. Freitag’s, Mariani’s, Gingrich’s and McCarrey’s employment agreements, “Substantial Cause” means:

•	commission of any act of fraud, theft, or embezzlement;
•

material breach of the employment agreement, provided that AC shall have first delivered to the executive officer written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that the executive officer shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•	commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; or
•	material failure to adhere to AC’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time.

For Ms. Zaderej’s and Messrs. Freitag’s and McCarrey’s employment agreements, “Substantial Cause” also means the failure to meet reasonable performance standards as determined by AC, which for Mr. McCarrey includes the failure of gross revenue in a calendar quarter to exceed 80% of budgeted gross revenue.

For purposes of Mr. Mariani’s, and Gingrich’s employment agreement, “Substantial Cause” also includes their failure to meet reasonable performance standards as determined by AC or the Company.

For purposes of Messrs. Freitag’s, Mariani’s, Gingrich’s and McCarrey employment agreements, “Good Reason” means the occurrence of any one or more of the following:

•

the assignment of any duties inconsistent in any respect with such executive officer’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change of control or any other action by AxoGen which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AxoGen;

•	a reduction by AC in the person’s base salary; or
•

the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which the person was participating at the time of the change of control of AxoGen or (B) provide the person with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of the Company), if greater.

Table of Benefits Upon Termination Events

The following tables show potential payments to each of our named executive officers upon termination of employment, including without limitation in connection with a Change in Control, assuming a December 31, 2017 termination date. Amounts shown under Stock Options, Restricted Stock Units and Performance Stock Units reflect the value of the option, restricted stock unit or performance stock unit as to which vesting will be accelerated upon the occurrence of the termination event, and are equal to the product of the number of shares underlying each option multiplied by the difference between the exercise price of each option and the $28.30 per share closing price of our Common Stock on December 31, 2017 as reported on Nasdaq.

Karen Zaderej

Payment Type	Termination following Change in Control; Without Substantial Cause; or Voluntarily for Good Reason	Termination for Substantial Reason; or Expiration of Employment Period	Death or Permanent Disability
Severance	$763,125	$—	—
Health and Welfare Benefits	$—	$—	—
Stock Options	$6,047,708	$—	—
Restricted Stock Units	$1,485,750	$—	—
Performance Stock Units	$3,050,740	$—	—
Excise Tax and Gross-Ups	$—	$—	—
TOTAL	$11,347,323	$—	—

Gregory Freitag

Payment Type	Termination Without Substantial Cause in connection with Change in Control; or Voluntarily for Good Reason in connection with Change in Control	Termination for Substantial Reason or Expiration of Employment Period	Death or Permanent Disability
Severance	$264,600	$—	—
Health and Welfare Benefits	$—	$—	—
Stock Options	$1,154,784	$—	—
Restricted Stock Units	$104,710	$—	—
Performance Stock Units	$506,570	$—	—
Excise Tax and Gross-Ups	$—	$—	—
TOTAL	$2,030,664	$—	—

Peter Mariani

Payment Type	Termination Without Substantial Cause in connection with Change in Control; or Voluntarily for Good Reason in connection with Change in Control	Termination for Substantial Reason or Expiration of Employment Period	Death or Permanent Disability
Severance	$470,400	$—	—
Health and Welfare Benefits	$22,942	$—	—
Stock Options	$4,925,313	$—	—
Restricted Stock Units	$215,080	$—	—
Performance Stock Units	$1,044,270	$—	—
Excise Tax and Gross-Ups	$—	$—	—
TOTAL	$6,678,005	$—	—

Jon Gingrich

Payment Type	Termination Without Substantial Cause in connection with Change in Control; or Voluntarily for Good Reason in connection with Change in Control	Termination for Substantial Reason or Expiration of Employment Period	Death or Permanent Disability
Severance	$448,000	$—	—
Health and Welfare Benefits	$22,671	$—	—
Stock Options	$1,359,130	$—	—
Restricted Stock Units	$155,650	$—	—
Performance Stock Units	$710,330	$—	—
Excise Tax and Gross-Ups	$—	$—	—
TOTAL	$2,695,781	$—	—

Shawn McCarrey

Payment Type	Termination Without Substantial Cause in connection with Change in Control; or Voluntarily for Good Reason in connection with Change in Control	Termination for Substantial Reason or Expiration of Employment Period	Death or Permanent Disability
Severance	$430,168	$—	—
Health and Welfare Benefits	$—	$—	—
Stock Options	$1,141,081	$—	—
Restricted Stock Units	$42,450	$—	—
Performance Stock Units	$209,420	$—	—
Excise Tax and Gross-Ups	$—	$—	—
TOTAL	$1,823,119	$—	—

Officer Stock Ownership Guidelines

On December 12, 2017, our Board of Directors adopted stock ownership guidelines for Company officers. Under these guidelines within the earliest of five years from: (i) joining the Company, (ii) promotion to an officer level or (iii) establishment of the guidelines, the Chief Executive Officer and each other officer must hold a dollar value of AxoGen’s common stock, or common stock underlying vested stock options held by such person to the extent such options are “in-the-money,” equal to three times base salary for the Chief Executive Officer and one time base salary for officers.

Value is to equal at least three times the director’s annual retainer, excluding any committee retainers or other fees the director may receive. Say-on-Pay Vote

At our 2016 Annual Meeting of Shareholders, we asked our shareholders to vote to approve, on a non-binding advisory basis, the 2016 compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved compensation to our named executive officers with over 95 percent of votes cast in favor of our say-on-pay resolution. The Compensation Committee believes this vote demonstrated our shareholders’ positive view of our executive compensation. The Compensation Committee intends to continue to consider the results of future say-on-pay votes. In addition, at the 2016 Annual Meeting of Shareholders, our shareholders recommended, on an advisory basis, that the frequency of our future say-on-pay vote be once every three years. Based on this shareholder recommendation, we will conduct our next say-on-pay vote at our 2019 Annual Meeting of Shareholders.

Retirement and Other Benefits

Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as our other employees. Employees are eligible to participate in the 401(k) plan immediately upon commencing employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The 401(k) plan requires AxoGen to make matching contributions of between 3% and 4% of the employee’s annual salary as long as the employee participates in the 401(k) plan. Both employee contributions and AxoGen contributions are fully vested at all times. In 2017, AxoGen’s matching contribution was 3% for the first 3% contributed and 1% for the next 2% contributed of each named executive officer’s annual base salary. AxoGen contributed, on an aggregate basis, approximately $34,000 in matching funds for the AxoGen’s named executive officers.

Additional benefits received by our named executive officers include medical, dental, vision, short-term disability, long term disability, and life and accidental death and dismemberment insurance. These benefits are provided on substantially the same basis as to all of our full-time employees.

Historically, we have not provided perquisites or other personal benefits to our named executive officers. Currently, we do not view perquisites or other personal benefits as a component of our executive compensation program. Our future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, with respect to the Company’s equity compensation plans, the number of shares of the Company’s common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares of common stock, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares of common stock remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2017.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities to be	Weighted-Average	Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights ($)	First Column)
Equity compensation plans approved by security holders	5,021,275	8.93	1,349,425
Equity compensation plans not approved by security holders	—	—	—
Total	5,021,275	8.93	1,349,425

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Submitted by:
The Compensation Committee of the Board of Directors

March 13, 2018

Guido J. Neels (Chairman)

Robert J. Rudelius

Amy Wendell

Dr. Mark Gold

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is composed of the following directors: Robert J. Rudelius, Jamie M. Grooms and Dr. Mark Gold, all of whom qualify as an “audit committee financial expert” under the definition promulgated by the SEC. Mr. Rudelius currently serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee recommends to our Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. Lurie, LLP (“Lurie”), the Company’s independent registered public accounting firm through March 1, 2018, and Deloitte thereafter, is responsible for conducting an audit of our consolidated financial statements and internal controls in accordance with the standards established by the Public Accounting Oversight Board (“PCAOB”) and expressing an opinion on the consolidated financial statements and internal controls in accordance with GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee on February 28, 2018 reported as follows:

1.

The Audit Committee has met and held discussions with management and Lurie. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Lurie.

2.	The Audit Committee has discussed with Lurie matters required to be discussed by AS 1301 (Communication with Audit Committees).
3.

The Audit Committee has received written disclosure and a letter from Lurie required by applicable requirements of the PCAOB regarding Lurie’s communications with the Audit Committee regarding Lurie’s independence and the Audit Committee has discussed with Lurie that firm’s independence. The Audit Committee also considered whether non–audit services provided by Lurie during the last fiscal year were compatible with maintaining Lurie’s independence.

Based upon the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2017 filed with the SEC.

Members of the Audit Committee of the Board of Directors:

Robert J. Rudelius, Chairman
Dr. Mark Gold
Jamie M. Grooms

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Lurie, our independent registered public accounting firm through March 9, 2018, provided audit services to us. The fee table below reports fees billed or to be billed to us for professional services provided to us during 2017 and 2016 by Lurie. Our Audit Committee has approved, pursuant to its pre–approval policies described below, all of the services listed below.

	2017	2016
Audit Fees(1)	$224,200	$224,950
Audit–Related Fees	—	—
Tax Fees(2)	$29,800	$28,400
All Other Fees	—	—
Total Fees	$254,000	$253,350

(1)

Lurie received these fees for the audit of our annual financial statements and internal controls, reviews of our financial statements included in our quarterly reports on Form 10‑Q and other services related to registration statements on Form S‑3 in 2016 and 2017, a refinancing transaction in November 2016, a public offering of Company Common Stock in November 2017 and certain current reports on Form 8‑K for the fiscal years ended December 31, 2017 and 2016.

(2)	Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance and planning.

Our Audit Committee reviews and pre-approves the performance of all audit and non-audit accounting services to be performed by our independent registered accounting firm, other than with respect to de minimis exceptions permitted under applicable rules and regulations. All audit and audit-related services provided by Lurie during 2017 and 2016 were pre-approved by our Audit Committee, which concluded that the provision of such services by Lurie was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Information Regarding Independent Registered Public Accounting Firm

Lurie has served as the Company’s independent registered public accounting firm and shareholders have ratified their appointment each year of service. However, this year the Company decided to conduct a request for proposal (“RFP”) for the audit of the Company’s Financial Statements for the year ended December 31, 2018 to evaluate the services of larger firms compared to Lurie. Multiple auditing firms participated in the RFP process. After review of the final RFP candidates and Lurie, based on the proposal of Deloitte, and determining that the current size and expected growth of the Company can benefit from an auditing firm with a national and international presence, the Committee decided that Deloitte was the appropriate audit firm for the Company moving forward.

On March 9, 2018, the Audit Committee took the required actions to dismiss Lurie as the Company’s independent registered public accounting firm and provided Lurie with notice of such dismissal. Subsequent to such dismissal the Company engaged Deloitte.

Representatives of Deloitte will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

PROPOSAL 2 - APPROVAL OF AMENDMENT AND RESTATEMENT OF THE AXOGEN, INC. AMENDED AND RESTATED ARTICLES OF INCORPORATION

General

At our Meeting, holders of our common stock, $0.01 par value per share, are being asked to approve the proposal that our Amended and Restated Articles of Incorporation be amended and restated, in the form of Appendix A hereto, to change the Company’s registered office of corporation in Minnesota to Corporation Service Company, 2345 Rice Street, Roseville, MN  55113 and to increase the authorized shares of common stock of the Company from 50,000,000 to 100,000,000 (the “Restatement”). On March 9, 2018, the Board of Directors of the Company adopted resolutions approving the Restatement and directed that the Restatement be submitted to a vote of the shareholders at the 2018 Annual Meeting. If the shareholders approve the proposal, subject to the discretion of the Board of Directors, the Company will file the Restatement with the Secretary of State of the State of Minnesota as soon as practicable. Upon the filing of the Restatement with the Secretary of State of the State of Minnesota, the following paragraphs will replace the existing provisions of Article 2 and Article 3 of our current Amended and Restated Articles of Incorporation:

‘‘ARTICLE 2. REGISTERED OFFICE

The address of the registered office of the corporation in Minnesota is Corporation Service Company, 2345 Rice Street, Roseville, MN 55113.

ARTICLE 3. AUTHORIZED SHARES

The aggregate number of authorized shares of the corporation is 100,000,000, $0.01 par value per share, which shall be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that the Board of Directors of the corporation may from time to time establish, fix, and determine consistent with Articles 4 and 5 hereof and as permitted by law. Unless otherwise designated by the Board of Directors, all issued shares shall be deemed Common Stock with equal rights and preferences.’’

Purpose

The amendment to Article 2 will allow the Company to move its registered office to an address that provides a better capability to receive and process correspondence. With regard to the Article 3 amendment, the Company as of March 20, 2018 had [x] outstanding shares of common stock and stock options, PSUs and RSUs that provide, pursuant to vesting and other provisions of such agreements, for the issuance of up to an additional [x] shares of Common Stock. The Board of Directors has approved the Article 3 amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, acquisitions, establishing strategic partnerships, equity financings, providing equity incentives to employees, and payments of stock dividends, stock splits and other recapitalizations. From time to time the Company considers these types of transactions as market conditions or other opportunities arise. Except for the Company’s equity incentive plans for employees, the Company has no present arrangement, agreement, understanding or plan for the issuance of any additional shares of common stock proposed to be authorized by the Restatement.

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current shareholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board of Directors from taking any such actions that it deems to be consistent with its fiduciary duties.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the proposal to approve the amendment and restatement of the Amended and Restated Articles of Incorporation of the Company to: (i) increase the number of shares of AxoGen common stock authorized for issuance under the plan from 50,000,000 to 100,000,000 shares; and (ii) and change the Company’s Registered Office to Corporation Service Company, 2345 Rice Street, Roseville, MN 55113.

The affirmative vote of a majority of the outstanding shares of AxoGen common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the amendment and restatement of the Amended and Restated Articles of Incorporation of the Company. If you “Abstain” from voting, it will have the same effect as a vote “AGAINST” this proposal. Because this proposal is a “routine” matter, broker non-votes will not occur with respect to this proposal.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, based upon the recommendation of our Audit Committee, has appointed Deloitte as our independent registered public accounting firm to examine our financial statements and internal controls for the current fiscal year ending December 31, 2018 and to perform other appropriate accounting services. Deloitte has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, our Audit Committee will reconsider its selection.

Representatives of Deloitte will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If you affirmatively abstain from voting, it will have the same effect as a vote “AGAINST” this proposal. Because this proposal is a routine matter, broker non-votes will not occur with respect to this proposal.

PROPOSALS FOR OUR 2019 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy material and presented at our 2019 Annual Meeting of Shareholders must be received at our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary, no later than [•], 2018, and must comply in all material respects with applicable rules and regulations of the SEC relating to such inclusion.

In addition, in connection with any matter to be proposed by a shareholder to be considered at our 2019 Annual Meeting of Shareholders, but not for inclusion in our proxy materials, pursuant to Section 2.3 of our Amended and Restated Bylaws, a written notice of business that a shareholder wishes to present for consideration at our 2018 Annual Meeting of Shareholders (including nominees for election to our Board of Directors at our 2019 Annual Meeting of Shareholders, but excluding matters included in our proxy materials pursuant to the preceding paragraph) must be delivered to our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary no earlier than January 14, 2019 nor later than February 13, 2019. The notice must also meet other requirements specified in Section 2.3 and 2.4, as applicable, of our Amended and Restated Bylaws.

ANNUAL REPORT ON FORM 10–K

Our Annual Report on Form 10–K, including financial statements for the year ended December 31, 2017, accompanies, or has been mailed to you immediately prior to, this Proxy Statement. Our 2017 Annual Report on Form 10–K is also available on our website at www.Axogeninc.com/financial-information. If requested in writing by a person solicited by this Proxy Statement, we will provide you without charge a copy of our Annual Report on Form 10–K as filed with the SEC for our most recently completed fiscal year. Such request should be sent to our General Counsel at AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of this Proxy Statement and 2017 Annual Report on Form 10–K to be delivered to multiple shareholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such shareholders. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household AxoGen proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Notice of Internet Availability of Proxy Materials and/or our 2017 Annual Report on Form 10–K, as applicable, to a shareholder at a shared address to which a single copy of either document was delivered. For copies of any or all such documents, shareholders should write to or call our Corporate Secretary at AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615, or (368) 462‑6800, respectively.

OTHER MATTERS

Our Board of Directors does not know of any other business to come before our 2018 Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer, President and Director

March [x], 2018

APPENDIX A

APPENDIX A *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2018. AXOGEN, INC. AXOGEN, INC. 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. materials and voting instructions. 48 E35976-P01434 See the reverse side of this notice to obtain proxy Meeting Information Meeting Type:Annual Meeting For holders as of:March 20, 2018 Date: May 14, 2018 Time: 4:00 PM EDT Location: Hyatt Regency Orlando International Airport 9300 Jeff Fuqua Blvd. Orlando, FL 32827, USA

A-1

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AXOGEN, INC. 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 During The Meeting - Go to www.virtualshareholdermeeting.com/axogen18 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E35974-P01434 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AXOGEN, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Gregory G. Freitag Mark Gold, M.D. Jamie M. Grooms Guido J. Neels 05) 06) 07) Robert J. Rudelius Amy Wendell Karen Zaderej The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! 2. To approve amendment of Article 2 and Article 3 of the Amended and Restated Articles of Incorporation to change the Company's registered office of incorporation in Minnesota to Corporation Service Company, 2345 Rice Street, Roseville, MN 55113 which will provide a better capability to receive and process correspondence and to increase the authorized shares of the Company from 50,000,000 to 100,000,000 to ensure that the Company has sufficient shares available for general corporate purposes, respectively. ! ! ! 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E35975-P01434 AXOGEN, INC. Annual Meeting of Shareholders May 14, 2018 4:00 PM This proxy is solicited by the Board of Directors The shareholders hereby appoints Greg Freitag and David Hansen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AxoGen, Inc. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM, EDT on May 14, 2018, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, FL 32827, USA in the Orly room and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2018. AXOGEN, INC. AXOGEN, INC. 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E35976-P01434 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 20, 2018 Date: May 14, 2018 Time: 4:00 PM EDT Location: Hyatt Regency Orlando International Airport 9300 Jeff Fuqua Blvd. Orlando, FL 32827, USA Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/axogen18

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available E35977-P01434 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/axogen18. Have the information that is printed in the box and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTFORM 10-K How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) 02) 03) 04) Gregory G. Freitag Mark Gold, M.D. Jamie M. Grooms Guido J. Neels 05) 06) 07) Robert J. Rudelius Amy Wendell Karen Zaderej The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To approve amendment of Article 2 and Article 3 of the Amended and Restated Articles of Incorporation to change the Company's registered office of incorporation in Minnesota to Corporation Service Company, 2345 Rice Street, Roseville, MN 55113 which will provide a better capability to receive and process correspondence and to increase the authorized shares of the Company from 50,000,000 to 100,000,000 to ensure that the Company has sufficient shares available for general corporate purposes, respectively. 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. E35978-P01434 Voting Items

E35979-P01434